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                                                                  EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT




WisdomTree Associates, L.P.


We consent to the incorporation by reference therein of our report dated March 6, 1996, with respect to the financial statements of WisdomTree Associates, L.P. incorporated by reference in the Annual Report (Form 10-KSB) of Individual Investor Group, Inc. for the year ended December 31, 1995, in the Registration Statement (Form S-8) pertaining to the 1996 Performance Equity Plan, 1996 Management Incentive Plan and Other Employee Benefit Plans of Individual Investor Group, Inc. filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
-----------------------
ERNST & YOUNG LLP
New York, New York

December 11, 1996





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